SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549



                           FORM 8-K



                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



Date of Report                                June 11, 2002
(Date of earliest event reported)              June 7, 2002


                HEARTLAND FINANCIAL, USA, INC.
    (Exact name of Registrant as specified in its charter)


                           Delaware
        (State or other jurisdiction of incorporation)


       0-24724                               42-1405748
(Commission File Number)                  (I.R.S. Employer
                                     Identification Number)


1398 Central Avenue, Dubuque, Iowa                    52001
(Address of principal executive offices)          (Zip Code)


                        (563) 589-2100
     (Registrant's telephone number, including area code)

Item 5.  Other Information

     On June 3, 2002, the Board of Directors of Heartland Financial USA, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share, of the Company (the "Common Stock"). The dividend is payable on June 26, 2002, to the stockholders of record on June 24, 2002 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") at a price of $85.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 7, 2002, as the same may be amended from time to time (the "Rights Agreement"), between the Company and Dubuque Bank and Trust Company, as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of the Summary of Rights distributed by the Company to its stockholders. A person who is a general or limited partner of Heartland Partnership, LP, will not be deemed, solely as a result of that person's status as a partner, to beneficially own any of the shares of Common Stock owned by that partnership or by any other partners of that partnership. Additionally, Heartland Partnership, LP will not be deemed to beneficially own any of the shares of Common Stock owned by its partners, solely as a result of a person's status as a general or limited partner. This is more fully described in the Rights Agreement.

     The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 7, 2012 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of
(a) $0.10 per one one-thousandth of a share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $0.01 per one one-thousandth of a share (plus any accrued but unpaid dividends) and (b) an amount equal to 1,000 times the payment made per share of Common Stock. Each one one-thousandth of a share of Preferred Stock will have one vote, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each one one-thousandth of a share of Preferred Stock will be entitled to receive the same amount received per one share of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

     At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

      A copy of the Rights Agreement between the Corporation and the Rights Agent specifying the terms of the Rights, together with Exhibit A thereto, the form of Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock; Exhibit B thereto, the form of Right Certificate; and Exhibit C thereto, the form of Summary of Rights to Purchase Series A Junior Participating Preferred Stock, are attached hereto as exhibits and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to those exhibits.


Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          None.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          None.

     (c)  EXHIBITS.

               99.1 Rights  Agreement dated as of June  7,  2002,
                    between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent, with the form of Certificate of Designations of Series A Junior Participating Preferred Stock; the form of Right Certificate; and the form of the Summary of Rights to Purchase Series A Junior
                    Participating Preferred Stock attached as exhibits thereto.

               99.2 Press Release announcing the adoption of the
                    Rights Agreement, released on June 11, 2002.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HEARTLAND FINANCIAL USA, INC.



June 11, 2002                      By:/s/ John K. Schmidt
                                ---------------------------
                                John K. Schmidt
                                Executive Vice President
                                and Chief Financial Officer